AMENDMENT
TO THE AMENDED AND RESTATED
WHOLESALE FLOOR PLAN CREDIT FACILITY
AND SECURITY AGREEMENT
THIS Amendment to the Amended and Restated Wholesale Floor Plan Credit Facility and Security Agreement (the “Amendment”) is made and entered into as of the 30th day of November, 2018 by and between CNH Industrial Capital America LLC, a Delaware limited liability company (Lender”) and Titan Machinery Inc., a Delaware corporation (“Borrower”).
RECITALS
WHEREAS, Lender and Borrower executed that certain Amended and Restated Wholesale Floor Plan Credit Facility and Security Agreement dated November 13, 2007 as amended, supplemented, restated or modified from time to time (the “WFSA”) for the provision of a wholesale floor plan credit facility to acquire new equipment, used equipment and parts, among other services;
WHEREAS, Lender and Borrower now desire to amend the WFSA to reflect and anticipate certain changes to certain financial covenants of the Borrower and other issues;
WHEREAS, Lender is willing to continue to provide the wholesale floor plan financing upon the terms and conditions set forth in the WFSA and as amended herein;
NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Lender and Borrower hereby agree as follows:
AGREEMENT
The parties hereto confirm the accuracy of the recitals above and acknowledge that the recitals form an integral part of this Amendment.
ARTICLE I – MODIFICATIONS

1.
For purposes of calculating the “Consolidated Fixed Charge Coverage Ratio” (as defined in the WFSA), Lender shall exclude the $46,000,000 representing Borrower’s convertible bond obligations set to mature on May 1, 2019.

2.	The “Adjusted Debt to Tangible Net Worth Ratio” (as defined in the WFSA) is hereby revised and amended to 3.50 : 1.00 as of the date of this Amendment.
ARTICLE II – MISCELLANEOUS

1.	Borrower has the full power and authority under its organizational documents to execute and deliver this Amendment and to continue to perform the obligations under the WFSA as amended hereby.

2.
The parties hereto acknowledge and agree that this Amendment constitutes a legal, valid and binding agreement of Lender and Borrower enforceable in accordance with its terms. This Amendment is the final expression of the Amendment to the Amended and Restated Wholesale

Floor Plan Credit Facility and Security Agreement by and between Borrower and Lender and may not be contradicted by evidence of any prior or contemporaneous oral agreement between the parties hereto.

3.	This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

4.
Except as amended or affected hereby, all of the terms and conditions of the WFSA are hereby affirmed, confirmed and ratified. Borrower hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the WFSA to which it is a party (after giving effect hereto), ratifies and reaffirms its grant of security interests and liens provided for thereunder and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Borrower hereby consents to this Amendment and acknowledges that the WFSA remains in full force and effect and is hereby ratified and reaffirmed. Except as specifically provided hereunder, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, constitute a waiver of any provision of the WFSA or serve to effect a novation of the Obligations.

5.
This Amendment shall be construed and enforced as a contract in accordance with the laws of the State of Wisconsin without regard to internal principles relating to conflict of laws. This Agreement shall bind and inure to the benefit of Lender and Borrower and each of their respective successors, assigns and legal representatives.

IN WITNESS WHEREOF, CNH Industrial Capital America LLC and Titan Machinery Inc. have caused this Amendment to be executed by their respective, duly authorized officer or representatives, as of the day and year first written above.

CNH INDUSTRIAL CAPITAL AMERICA LLC		TITAN MACHINERY INC.
By:	/s/ Mike VanVlaenderen	By:	/s/ Mark Kalvoda
Name:	Mike VanVlaenderen	Name:	Mark Kalvoda
Title:	Strategic Accounts Manager	Title:	Chief Financial Officer

2